Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

TYCO INTERNATIONAL REPORTS THIRD QUARTER EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.72 PER
SHARE AND GAAP EARNINGS OF $0.50 PER SHARE

•                  Diluted EPS from continuing operations before special items increased 24% in the quarter

•                  Revenue and operating margins improve sequentially across all business segments

•                  Company has repurchased 15.8 million shares for $575 million under existing $1 billion share repurchase program

•                  Acquisition of Broadview Security completed; integration of Broadview into ADT business on track

•                  Tyco reaches definitive agreement to divest Flow Control’s European Waterworks business

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q3 2010	Q3 2009	% Change
Revenue	$4,274	$4,152	3%
Income from Continuing Operations	$250	$244	2%
Diluted EPS from Continuing Operations	$0.50	$0.51	(2)%
Special Items	$(0.22)	$(0.07)
Income from Continuing Ops Before Special Items	$357	$278	28%
Diluted EPS from Continuing Ops Before Special Items	$0.72	$0.58	24%

SCHAFFHAUSEN, Switzerland — July 29, 2010 — Tyco International Ltd. (NYSE: TYC) today reported $0.50 in diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2010 and diluted EPS from continuing operations before special items of $0.72 per share.  Revenue in the quarter was $4.3 billion with organic revenue flat year-over-year.

Cash from operating activities was $660 million and free cash flow was $352 million.  These amounts included $64 million of cash outflows related to restructuring activities, acquisition related costs and legacy legal settlements.

“Our results for the quarter reflect the continued strength of our recurring and service revenue base, improving order trends and operating margin improvement across all of our business segments,” said Tyco Chairman and Chief Executive Officer Ed Breen. “With the acquisition of Broadview Security, the planned separation of our Electrical and Metal Products business, and the sale of our European Waterworks business, we continue to focus our portfolio around our core security, fire and flow control platforms, positioning Tyco for consistent future growth.”

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Third Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.  Certain tables in this press release contain the symbol “-”, where the percentage change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning in the first quarter of fiscal 2010, certain businesses and overhead costs were realigned, resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal third quarter of 2009 unless otherwise indicated.

ADT Worldwide

	Q3 2010	Q3 2009	% Change
Revenue	$1,824	$1,741	5%
Operating Income	$222	$220	1%
Operating Margin	12.2%	12.6%
Special Items	$(53)	$(17)
Operating Income Before Special Items	$275	$237	16%
Operating Margin Before Special Items	15.1%	13.6%

ADT’s results for the third quarter include Broadview Security, which became part of ADT following the completion of Tyco’s acquisition of the business on May 14, 2010. Revenue of $1.8 billion increased 5% in the quarter with organic revenue growth of 3%.  Recurring revenue grew 4% organically on a global basis. Systems installation and service revenue was flat as growth in the Asia-Pacific and Latin America regions was offset by continued softness in North America and Europe.  The Broadview acquisition contributed $54 million of revenue in the quarter.

Operating income was $222 million in the quarter and the operating margin was 12.2%. Special items of $53 million resulted primarily from restructuring activities and acquisition costs.  Operating income before special items of $275 million increased $38 million and included a $12 million benefit related to certain pension plan changes and an $8 million operating loss reflecting the purchase accounting impact of the Broadview transaction.  The operating margin before special items improved 150 basis points to 15.1%.  The operating margin improvement resulted from growth in ADT’s higher-margin recurring revenue business, the benefit of restructuring activities and cost containment actions as well as improved productivity and mix in the systems installation business.

Flow Control

	Q3 2010	Q3 2009	% Change
Revenue	$849	$866	(2)%
Operating Income	$113	$115	(2)%
Operating Margin	13.3%	13.3%
Special Items	$(6)	$(8)
Operating Income Before Special Items	$119	$123	(3)%
Operating Margin Before Special Items	14.0%	14.2%

Revenue of $849 million declined 2% in the quarter with an organic revenue decline of 7%.  A 16% growth in Thermal Controls and an 11% growth in Water was more than offset by a 17% decline in the Valves business.  Orders grew 4% year over year excluding the impact of foreign currency.  Backlog of $1.5 billion decreased 3% on a quarter sequential basis, excluding currency.

Operating income was $113 million in the quarter and the operating margin was 13.3%.  Special items of $6 million resulted from restructuring activities.  Operating income before special items was $119 million and the operating margin was 14.0%.  The benefits of cost-containment actions and restructuring activities were more than offset by the impact of volume declines.

As announced separately today, Tyco has reached a definitive agreement to sell its European Waterworks business in a transaction expected to close by the end of the fiscal year.  Revenue from the Waterworks business of $82 million in the third quarter of 2010 and $89 million in the third quarter of 2009 along with operating income of $7 million in both periods are now included in discontinued operations.

Fire Protection Services

	Q3 2010	Q3 2009	% Change
Revenue	$822	$855	(4)%
Operating Income	$80	$69	16%
Operating Margin	9.7%	8.1%
Special Items	$(5)	$(3)
Operating Income Before Special Items	$85	$72	18%
Operating Margin Before Special Items	10.3%	8.4%

Revenue of $822 million declined 4% in the quarter with an organic revenue decline of 6%.  Growth of 2% in service revenue was more than offset by a 13% decline in installation revenue.  Backlog of $1.2 billion increased 5% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income was $80 million in the quarter and the operating margin was 9.7%.  Operating income before special items was $85 million and included a $7 million benefit related to certain pension plan changes.  The operating margin before special items improved 190 basis points to 10.3% as the benefit of the pension plan changes and cost-containment actions more than offset the decline in revenue.

Safety Products

	Q3 2010	Q3 2009	% Change
Revenue	$389	$370	5%
Operating Income	$63	$43	47%
Operating Margin	16.2%	11.6%
Special Items	$(2)	$(6)
Operating Income Before Special Items	$65	$49	33%
Operating Margin Before Special Items	16.7%	13.2%

Revenue of $389 million increased 5% in the quarter.  Organic revenue grew 7% due to higher volume in Electronic Security and Life Safety.

Operating income was $63 million in the quarter and the operating margin was 16.2%. Operating income before special items was $65 million and the operating margin before special items improved 3.5 percentage points to 16.7% due to increased volume and the benefit of cost-containment actions and restructuring activities.

Electrical and Metal Products

	Q3 2010	Q3 2009	% Change
Revenue	$390	$320	22%
Operating Income	$40	$(16)	—
Operating Margin	10.3%	(5.0)%
Special Items	$(1)	$(10)
Operating Income Before Special Items	$41	$(6)	—
Operating Margin Before Special Items	10.5%	(1.9)%

Revenue of $390 million increased 22% in the quarter with organic revenue growth of 15%.  The revenue increase was driven by better pricing for both steel and copper products.

Operating income was $40 million in the quarter.  Operating income before special items of $41 million increased $47 million, primarily due to better steel spreads.  The operating margin before special items was 10.5%.

OTHER ITEMS

•                  Corporate expense was $143 million in the quarter and included special items of $1 million.  Corporate expense also included a charge of $52 million for certain legal reserves.

•                  The effective tax rate for the quarter before special items was 5.8%.

•                  Restructuring and acquisition-related charges totaled $65 million in the quarter, including $37 million related to the Broadview acquisition.

•                  During the third quarter and through July 28, 2010, the company has repurchased 15.8 million shares for $575 million under the $1 billion share repurchase program.  The program has a remaining authorization of $325 million.

•                  During the quarter, the company issued $500 million of 5-year bonds at 3.375%.  Additionally, the company redeemed approximately $875 million of debt resulting in an $87 million loss on extinguishment of debt, which is included in special items.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2009 revenue of more than $17 billion and has more than 100,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results for 2010 and outlook for the fourth quarter and full year during a conference call and webcast today beginning at 8:30 a.m. ET.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797.  The telephone dial-in number for participants outside the United States is (517) 308-9262.  The participant code is TYCO.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on July 29, 2010 and ending at 10:59 p.m. CT on August 4, 2010. The dial-in number for participants in the United States is (866) 501-8776. For participants outside the United States, the replay dial-in number is (203) 369-1856.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “earnings per share (EPS) from continuing operations before special items”, “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities, voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its acquisition, divestiture and capital activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and in subsequent filings with the Securities and Exchange Commission.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Nine Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009
Net revenue	$4,274	$4,152	$12,523	$12,560
Cost of sales	2,693	2,677	7,912	8,129
Selling, general and administrative expenses	1,163	1,110	3,380	3,422
Goodwill and intangible asset impairments	—	—	—	2,705
Restructuring, asset impairment and divestiture charges, net	43	31	26	119
Operating income (loss)	375	334	1,205	(1,815)
Interest income	7	9	24	32
Interest expense	(71)	(74)	(221)	(225)
Other (expense) income, net	(85)	—	(73)	11
Income (loss) from continuing operations before income taxes	226	269	935	(1,997)
Income tax benefit (expense)	26	(24)	(78)	(47)
Income (loss) from continuing operations	252	245	857	(2,044)
Income from discontinued operations, net of income taxes	4	43	14	43
Net income (loss)	256	288	871	(2,001)
Less: noncontrolling interest in subsidiaries net income	2	1	5	2
Net income (loss) attributable to Tyco common shareholders	$254	$287	$866	$(2,003)

Amounts attributable to Tyco common shareholders:
Income (loss) from continuing operations	$250	$244	$852	$(2,046)
Income from discontinued operations	4	43	14	43
Net income (loss) attributable to Tyco common shareholders	$254	$287	$866	$(2,003)

Basic earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.51	$0.52	$1.77	$(4.32)
Income from discontinued operations	0.01	0.09	0.03	0.09
Net income (loss) attributable to Tyco common shareholders	$0.52	$0.61	$1.80	$(4.23)
Diluted earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.50	$0.51	$1.76	$(4.32)
Income from discontinued operations	0.01	0.09	0.03	0.09
Net income (loss) attributable to Tyco common shareholders	$0.51	$0.60	$1.79	$(4.23)

Weighted-average number of shares outstanding:
Basic	492	473	481	473
Diluted	496	475	484	473

NOTE:       These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Report on Form 10-Q.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Nine Months Ended
	June 25,		June 26,		June 25,		June 26,
	2010		2009		2010		2009
NET REVENUE
ADT Worldwide	$1,824		$1,741		$5,426		$5,257
Flow Control	849		866		2,505		2,584
Fire Protection Services	822		855		2,462		2,507
Electrical and Metal Products	390		320		1,023		1,066
Safety Products	389		370		1,107		1,146
Corporate and Other	—		—		—		—
Total Net Revenue	$4,274		$4,152		$12,523		$12,560

OPERATING INCOME (LOSS) AND MARGIN
ADT Worldwide	$222	12.2%	$220	12.6%	$786	14.5%	$(420)	N/M
Flow Control	113	13.3%	115	13.3%	306	12.2%	376	14.6%
Fire Protection Services	80	9.7%	69	8.1%	206	8.4%	4	N/M
Electrical and Metal Products	40	10.3%	(16)	-5.0%	87	8.5%	(950)	N/M
Safety Products	63	16.2%	43	11.6%	164	14.8%	(414)	N/M
Corporate and Other	(143)	N/M	(97)	N/M	(344)	N/M	(411)	N/M
Operating Income (Loss) and Margin	$375	8.8%	$334	8.0%	$1,205	9.6%	$(1,815)	N/M

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 25,	September 25,
	2010	2009
Current Assets:
Cash and cash equivalents	$1,823	$2,354
Accounts receivable, net	2,416	2,544
Inventories	1,417	1,370
Other current assets	949	963
Deferred income taxes	414	405
Assets held for sale	310	404
Total current assets	7,329	8,040

Property, plant and equipment, net	4,090	3,437
Goodwill	9,388	8,791
Intangible assets, net	3,417	2,643
Other assets	2,684	2,642
Total Assets	$26,908	$25,553

Current Liabilities:
Short-term debt and current maturities of long-term debt	$535	$245
Accounts payable	1,213	1,198
Accrued and other current liabilities	2,470	2,438
Deferred revenue	644	588
Liabilities held for sale	97	277
Total current liabilities	4,959	4,746

Long-term debt	3,633	4,029
Deferred revenue	1,101	1,133
Other liabilities	3,074	2,691
Total Liabilities	$12,767	$12,599

Tyco’s shareholders’ equity	14,125	12,941
Noncontrolling interest	16	13
Total Equity	14,141	12,954

Total Liabilities and Equity	$26,908	$25,553

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 26, 2010.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarters Ended		Nine Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Net income (loss) attributable to Tyco common shareholders	$254	$287	$866	$(2,003)
Noncontrolling interests in subsidiaries net income	2	1	5	2
Income from discontinued operations, net of income taxes	(4)	(43)	(14)	(43)
Income (loss) from continuing operations	252	245	857	(2,044)

Adjustments to reconcile net cash provided by operating activities:
Goodwill and intangible asset impairments	—	—	—	2,705
Depreciation and amortization	304	279	869	835
Non-cash compensation expense	30	24	92	76
Deferred income taxes	(91)	(23)	(127)	(203)
Provision for losses on accounts receivable and inventory	29	46	93	113
Other non-cash items	81	21	58	56
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(65)	17	—	175
Inventories	(61)	156	(127)	175
Other current assets	(8)	111	12	(180)
Accounts payable	81	(27)	33	(386)
Accrued expenses and other liabilities	193	(203)	(6)	(12)
Income taxes, net	—	(25)	(1)	(3)
Other	(85)	22	(86)	116
Net cash provided by operating activities	660	643	1,667	1,423
Net cash provided by discontinued operating activities	9	23	12	12

Cash Flows from Investing Activities:
Capital expenditures	(180)	(167)	(512)	(494)
Proceeds from disposal of assets	7	2	26	5
Acquisition of businesses, net of cash acquired	(448)	—	(600)	(47)
Accounts purchased by ADT	(134)	(130)	(400)	(361)
Divestiture of businesses, net of cash retained	(2)	3	26	11
Other	5	36	16	31
Net cash used in investing activities	(752)	(256)	(1,444)	(855)
Net cash (used in) provided by discontinued investing activities	(4)	8	(7)	35

Cash Flows from Financing Activities:
Net proceeds from issuance of debt	(449)	3	(203)	(17)
Proceeds from exercise of share options	24	—	33	1
Dividends paid	(97)	(98)	(311)	(287)
Repurchase of common shares by subsidiary	—	—	—	(3)
Repurchase of common shares by treasury	(276)	—	(276)	—
Transfers from discontinued operations	5	30	5	47
Other	(11)	6	11	1
Net cash used in financing activities	(804)	(59)	(741)	(258)
Net cash used in discontinued financing activities	(5)	(31)	(5)	(47)

Effect of currency translation on cash	(14)	32	(13)	(50)
Net (decrease) increase in cash and cash equivalents	(910)	360	(531)	260
Net increase (decrease) in cash related to discontinued operations	—	—	—	—
Cash and cash equivalents at beginning of period	2,733	1,419	2,354	1,519

Cash and cash equivalents at end of period	$1,823	$1,779	$1,823	$1,779

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$660	$643	$1,667	$1,423
Sale of accounts receivable	(1)	3	1	13
Capital expenditures, net	(173)	(165)	(486)	(489)
Accounts purchased by ADT	(134)	(130)	(400)	(361)
Purchase accounting and holdback liabilities	—	(1)	(3)	(2)
Voluntary pension contributions	—	—	—	6
Free Cash Flow	$352	$350	$779	$590

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

	Quarter Ended June 25, 2010								Net Revenue for the Quarter Ended June
	Net Revenue		Foreign Currency		Acquisition/ (Divestiture)		Organic Revenue		26, 2009

ADT Worldwide	$1,824	4.8%	$32	1.8%	$4	0.2%	$47	2.7%	$1,741
Flow Control	849	-2.0%	40	4.6%	6	0.7%	(63)	-7.3%	866
Fire Protection Services	822	-3.9%	18	2.1%	(1)	-0.1%	(50)	-5.8%	855
Electrical and Metal Products	390	21.9%	9	2.8%	14	4.4%	47	14.7%	320
Safety Products	389	5.1%	3	0.8%	(8)	-2.2%	24	6.5%	370
Corporate and Other	—		—		—		—		—
Total Net Revenue	$4,274	2.9%	$102	2.5%	$15	0.4%	$5	0.1%	$4,152

	Nine Months Ended June 25, 2010								Net Revenue for the Nine Months Ended
	Net Revenue		Foreign Currency		Acquisition/ (Divestiture)		Organic Revenue		June 26, 2009

ADT Worldwide	$5,426	3.2%	$222	4.2%	$(15)	-0.3%	$(38)	-0.7%	$5,257
Flow Control	2,505	-3.1%	214	8.3%	5	0.2%	(298)	-11.5%	2,584
Fire Protection Services	2,462	-1.8%	118	4.7%	(5)	-0.2%	(158)	-6.3%	2,507
Electrical and Metal Products	1,023	-4.0%	34	3.2%	12	1.1%	(89)	-8.3%	1,066
Safety Products	1,107	-3.4%	39	3.4%	(21)	-1.8%	(57)	-5.0%	1,146
Corporate and Other	—		—		—		—		—
Total Net Revenue	$12,523	-0.3%	$627	5.0%	$(24)	-0.2%	$(640)	-5.1%	$12,560

NOTE: Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	June 25, 2010	June 26, 2009

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.50	$0.51

Restructuring, net	0.06	0.04

Restructuring charges in cost of sales and SG&A		0.01

Other additional charges resulting from restructuring actions		0.01

Acquisition costs	0.03

(Gains)/losses on divestitures, net		0.01

Loss on extinguishment of Debt	0.13

Total Before Special Items	$0.72	$0.58

Tyco International Ltd.

For the Quarter Ended June 25, 2010

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue (GAAP)	$1,824	$849	$822	$390	$389	—	$4,274

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical			Total					Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

Income (Loss) (GAAP)	$222	$114	$80	$40	$63	$(144)	$375	$(64)	$(85)	$26	$(2)	$250	$0.50

Discontinued Operations / Transfers		(1)				1

As Reported (GAAP)	$222	$113	$80	$40	$63	$(143)	$375	$(64)	$(85)	$26	$(2)	$250	$0.50

Restructuring, net	26	6	5	2	2	1	42			(14)		28	0.06

Restructuring charges in cost of sales and SG&A				(1)			(1)					(1)	(0.00)

Acquisition costs	24						24			(9)		15	0.03

(Gains)/losses on divestitures, net	3					(2)	1					1	0.00

Separation Costs						2	2					2	0.00

Loss on extinguishment of Debt									87	(25)		62	0.13

Total Before Special Items	$275	$119	$85	$41	$65	$(142)	$443	$(64)	$2	$(22)	$(2)	$357	$0.72

Diluted Shares Outstanding	496
Diluted Shares Outstanding - Before Special Items	496

Tyco International Ltd.

For the Quarter Ended June 26, 2009

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$1,730	$954	$856	$320	$380	—	$4,240

Discontinued Operations		(88)					(88)

Segment Realignment / Transfers	11		(1)		(10)		—

Recasted Revenue (GAAP)	$1,741	$866	$855	$320	$370	—	$4,152

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical								Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$233	$122	$67	$(17)	$34	$(100)	$339	$(65)	$1	$(31)	$(1)	$243	$0.51

Discontinued Operations		(5)					(5)		(1)	7		1

Segment Realignment / Transfers	(13)	(2)	2	1	9	3	—					—

As Reported (GAAP)	$220	$115	$69	$(16)	$43	$(97)	$334	$(65)	—	$(24)	$(1)	$244	$0.51

Restructuring and asset impairment charges, net	12	3	3	4	3	2	27			(8)		19	0.04

Restructuring charges in cost of sales and SG&A	3			2			5			(2)		3	0.01

Other additional charges resulting from restructuring actions	2	4		1	3		10			(3)		7	0.01

(Gains)/losses on divestitures, net		1		3			4			1		5	0.01

Total Before Special Items	$237	$123	$72	$(6)	$49	$(95)	$380	$(65)	—	$(36)	$(1)	$278	$0.58

Diluted Shares Outstanding	475
Diluted Shares Outstanding - Before Special Items	475